EXHIBIT 10.1

CODORUS VALLEY BANCORP, INC.
TARP RESTRICTION AGREEMENT

This TARP RESTRICTION AGREEMENT (this “Agreement”) is made and entered into as of      , 2009, by and between CODORUS VALLEY BANCORP, INC., a Pennsylvania business corporation having its principal place of business in York, Pennsylvania and PEOPLESBANK, A CODORUS VALLEY COMPANY, a Pennsylvania banking corporation (collectively the “Company”), and              (the “Executive”).

BACKGROUND

1. Executive is currently employed as             of the Company.

2. On January 9, 2009, the Company issued and sold to the U.S. Treasury Department (“Treasury”) under the Troubled Asset Relief Program Capital Purchase Program (the “TARP Program”), established under the Emergency Economic Stabilization Act of 2008 (Pub.L. 110-343, Div. A, enacted October 3, 2008), and amended by the American Recovery and Reinvestment Act of 2009 (Pub.L. 111-5, enacted February 17, 2009) and subsequent Treasury guidance (the “TARP Interim Final Rules”), 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and a Warrant to purchase up to 263,859 shares of the Company’s common stock, for an aggregate purchase price of $16,500,000 in cash.

3. As required to participate in the TARP Program, the Company must adopt the Treasury standards for executive compensation and corporate governance, for the period during which Treasury holds equity or debt securities of the Company issued under this Program (the “TARP Compliance Period”).

4. Under the TARP Program, Treasury’s standards apply to the senior executive officers (the “SEOs”) of the Company and other “most highly compensated employees” (as such terms are defined under the TARP Interim Final Rules).

AGREEMENT

NOW, THEREFORE, as required to participate in the TARP Program, and in consideration of the mutual promises contained herein, and each intending to be legally bound, Executive and Company agree as follows:

1. Background. The matters set forth in the “Background” section of this Agreement are incorporated by reference herein.

2. SEO and Top 5. During any time period in which Executive is classified by the Company as (i) an SEO or (ii) one of the next 5 “most highly compensated employees,” as defined in the TARP Interim Final Rules (the “Top 5’), he or she agrees as follows:

a. Golden Parachute Restrictions. Executive agrees to forfeit all “Golden Parachute” payments, whether Executive is entitled to such payment, or solely obtains a legally enforceable right to such payment during the TARP Compliance Period. “Golden Parachute” payments are defined as payments resulting from Executive’s departure from the Company for any reason (except for services performed or benefits already accrued), and payments made on account of the Company’s “change in control” (as defined in 26 CFR 1.280G-1, Q&A-27 through Q&A-29 or as a change in control event as defined in 26 CFR 1.409A-3(i)(5)(i)). Such payments shall be determined in a manner that is consistent with the TARP Interim Final Rules; and

3. SEO and Top 20. During any time period in which Executive is classified by the Company as (i) an SEO or (ii) one of the next 20 “most highly compensated employees,” as defined in the TARP Interim Final Rules (the “Top 20”), he or she agrees as follows:

a. Incentive Compensation Recovery. Executive agrees that Executive shall repay to the Company any bonus and incentive compensation paid to Executive during the TARP Compliance Period, if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. This repayment shall not be limited to a specific recovery period, material inaccuracies in financial reporting statements, or inaccuracies that result in account restatements. The recovery encompasses all incentive compensation paid to Executive as a result of any determination of achievement of a performance metric that is later determined to have been based on material inaccuracies related to financial reporting. For purposes of this paragraph and without limiting the foregoing, financial statements or performance metric criteria are treated as being materially inaccurate with respect to Executive if, Executive either knowingly engages in providing inaccurate information or knowingly fails to timely correct inaccurate information relating to those financial statements or performance metrics;

b. Gross-Up Payment Restrictions. Executive agrees to forfeit all “Gross-Up” payments or legally enforceable rights to such payments, during the TARP Compliance Period. “Gross-Up” payments are defined as any reimbursement by the Company of taxes owed to Executive with respect to any compensation, provided that such payment does not include a payment under an agreement or other arrangement that provides payments intended to compensate Executive for some or all of the excess of the taxes actually imposed by a foreign jurisdiction.

4. Most Highly Compensated Employee. During any time period in which Executive is classified by the Company as the “most highly compensated employee” of the Company, as defined in the TARP Interim Final Rules (the “Most Highly Compensated Employee”), he or she shall forfeit the payment or accrual of any bonuses or retention awards accrued after June 15, 2009, except for restricted stock, which vests no earlier than in 25% vesting tranches conditioned on 25% of total senior preferred stock being repurchased form Treasury, until the final preferred stock is repurchased (as provided in the TARP Interim Final Rules) during the TARP Compliance Period, and has a value of no more than one-third of Executive’s total “annual compensation” (as defined under the TARP Interim Final Rules) for that fiscal year (as valued using grant-date fair market value).

5. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

6. Termination of this Agreement. During the TARP COMPLIANCE PERIOD, the terms and conditions of this Agreement shall supersede the terms and conditions of Executive’s Employment Agreement, to the extent inconsistent therewith. This Agreement shall terminate automatically and become null and void upon the expiration of the TARP Compliance Period.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CODORUS VALLEY BANCORP, INC.

By:

PEOPLESBANK, A CODORUS VALLEY COMPANY

By:

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